                                   EXHIBIT 11

                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                     (In Thousands, Except Per Share Data)



                                                                          Years Ended July 31,
                                                                 -------------------------------------
                                                                  1995           1994            1993
                                                                  ----           ----            ----
NET INCOME PER COMMON SHARE
-----------------------------------------------------------
Net income  . . . . . . . . . . . . . . . . . . . . . . . .     $3,677         $2,554          $1,454
                                                                ======         ======          ======

Weighted average number of common
shares outstanding during the year  . . . . . . . . . . . .      5,940          6,152           6,500
                                                                 =====          =====           =====

Net income per common share . . . . . . . . . . . . . . . .       $.62           $.42            $.22
                                                                  ====           ====            ====

PRIMARY
-----------------------------------------------------------
Net income  . . . . . . . . . . . . . . . . . . . . . . . .     $3,677         $2,554          $1,454
                                                                ======         ======          ======

Weighted average number of common
shares outstanding during the year  . . . . . . . . . . . .      5,940          6,152           6,500

Add: shares of common stock
equivalents . . . . . . . . . . . . . . . . . . . . . . . .        102             38              14
                                                                 -----          -----           -----

Weighted average number of shares
used in calculation of primary
income per share  . . . . . . . . . . . . . . . . . . . . .      6,042          6,190           6,514
                                                                 =====          =====           =====

Primary income per
common share  . . . . . . . . . . . . . . . . . . . . . . .       $.61           $.41            $.22
                                                                  ====           ====            ====


FULLY DILUTED
-----------------------------------------------------------
Net income  . . . . . . . . . . . . . . . . . . . . . . . .     $3,677         $2,554          $1,454
                                                                ======         ======          ======

Weighted average number of common
shares outstanding as adjusted above..  . . . . . . . . . .      6,042          6,190           6,514

Add: incremental shares of common
stock equivalents . . . . . . . . . . . . . . . . . . . . .         20              9               2
                                                                 -----          -----           -----

Weighted average number of shares
used in calculation of fully
diluted income per share  . . . . . . . . . . . . . . . . .      6,062          6,199           6,516
                                                                 =====          =====           =====

Fully diluted income per
common share  . . . . . . . . . . . . . . . . . . . . . . .       $.61           $.41            $.22
                                                                  ====           ====            ====